Exhibit 10.23

IPv4 NUMBERS PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made and entered into as of the date of last signature set forth below (“the Effective Date”), between:

FullNet Communications, Inc., an Oklahoma corporation, having its primary address at 201 Robert S. Kerr Avenue, Suite 210, Oklahoma City, OK 73102, USA ("Seller"),

and

Paycom Payroll, LLC, a Delaware limited liability company, having its primary address at 7501 W. Memorial Road, Oklahoma City, OK 73142, USA ("Buyer"),

and

GetConnect IPv4 Brokers Inc., a Canadian corporation, having its primary address at 11 Brunel Court, Toronto, Ontario M5V 3Y3, Canada (“Broker”),

Seller, Buyer and Broker are collectively, the “Parties”, and individually, a “Party”.

WHEREAS, Seller has previously been allocated, and is recognized by ARIN as the authorized registrant of the IPv4 Numbers, as defined below;

WHEREAS, Buyer desire to purchase from Seller, and Seller desires to sell to Buyer, the IPv4 Numbers that are allocated to and owned by, Seller on the terms, subject to the conditions and as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the provisions set forth below, and subject to the terms and conditions set forth herein, the Parties agree as follows:

1.DEFINITIONS.

a.“ARIN” means the American Registry for Internet Numbers.

b.“Broker” means GetConnect IPv4 Brokers Inc., a Canadian corporation, having its primary address at 11 Brunel Court, Toronto, Ontario M5V 3Y3, Canada, acting as a broker (representing the Seller) for the sale and purchase of the IPv4 Numbers.

c.“Business Day” means any day other than a Saturday, Sunday, or federally-recognized public holiday in Canada or the United States of America.

d.“Closing” means the completion of the sale and transfer of the IPv4 Numbers pursuant to the conditions of this Agreement.

e.“Escrow Agent” means escrow.com, an agent to provide escrow services from Internet Escrow Services, Inc., a California corporation ("IES"), as documented in Appendix One.

f.“IPv4 Numbers” means the IPv4 address block 216.226.0.0/20, a total of 4,096 IPv4 addresses.

g.“US$” means the official currency of the United States of America known as the United States Dollar.

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h.A reference to a Clause or Appendix is a reference to a clause of, or appendix to, this Agreement. The Appendices form part of this Agreement, and references to this Agreement shall include the Appendices.

i.Clause, Appendix and Paragraph headings are for ease of reference only and shall not affect the interpretation of this Agreement.

2.PURCHASE OF IPv4 NUMBERS.

a.Subject to the provisions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to arrange the transfer of, all of Seller's rights, title and interest, to the IPv4 Numbers.

b.The purchase price for the IPv4 Numbers shall be US$ 20.00 per IPv4 address, for a total of exactly US$ 81,920.00 ("Purchase Amount") payable as set forth herein.

3.PAYMENT PROCEDURE.

a.Buyer, Seller and Broker will use Escrow Agent for this transaction. Broker will pay the escrow fees.  Broker will create a transaction account on escrow.com.

b.Buyer shall deliver the Purchase Amount to Broker’s escrow.com transaction account within two (2) Business Days of the Effective Date. The date the Purchase Amount is delivered to escrow.com is known as the “Deposit Date”.

c.Beginning on the Transfer Date, as defined in Clause 4 (f), the IPv4 Numbers will be in the inspection period. Buyer will have no more than one (1) Business Day to:

i.Accept the IPv4 Numbers. Buyer then agrees to immediately release the Purchase Amount as set forth in this Agreement.

ii.Reject the IPv4 Numbers. Buyer has ten (10) days to return the IPv4 Numbers to the Seller as per the terms in Appendix One. Buyer must pay the escrow fee.

iii.Do nothing. When the inspection period expires payment is released to Broker and Seller, with escrow fees deducted by Escrow Agent.

d.All brokerage fees payable to Broker will be the responsibility of the Seller.

4.ARIN 8.3 TRANSFER PROCEDURE.

a.Buyer is currently a member of ARIN (Org-ID:  PPL-93) and Seller is recognized by ARIN as the authorized registrant of the IPv4 Numbers (Org-ID: FNET).

b.Within two (2) Business Days of the Deposit Date Seller shall submit a transfer request via ARIN Online, using the information shown in Appendix Two.

c.Buyer shall submit a request to receive the transfer via ARIN Online, using the ARIN ticket number provided upon completion of Clause 4 (b).

d.The Parties shall respond to requests for information from ARIN in a timely manner and are each responsible for paying any fees assessed to them by ARIN.

e.ARIN will complete the transfer of the IPv4 Numbers to the Buyer and update the Whois.

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f.Together Clauses 4 (a) to (e) are known as the “Transfer Process” and, when complete, the ARIN 8.3 transfer will be final, and the date completed will be known as the “Transfer Date”.

g.In the event ARIN does not approve the transfer for reasons attributable to the Buyer, the Buyer will use the Reject the IP’s feature of escrow.com, and the Broker will Accept the Return. The Buyer will therefore get the Purchase Amount back, less the escrow fee.

h.In the event that, after the Effective Date, any policies or procedures of ARIN are amended such that it is no longer possible for the Parties to adhere to the ARIN 8.3 Transfer Procedure set out in Clause 4, the Parties shall negotiate in good faith to agree on the minimum modification necessary to give effect to the intent of this Agreement.

i.In the event ARIN does not actually transfer the IPv4 Numbers within 45 calendar days of the Effective Date through no fault of either Party, the Parties agree that their obligations to sell and purchase the IPv4 Numbers shall be null and void and neither Party will have any continuing obligations under this Agreement.

5.CLOSING.

a.Closing shall be deemed to occur (and all of Seller’s right, title and interest to the IPv4 Numbers shall transfer fully) upon the receipt by the Seller of the portion of the Purchase Amount to which it is entitled.

b.After the Transfer Date, and with Clause 5 (a) complete, the Seller shall provide Buyer an Invoice as set out in Appendix Three, marked PAID. The date of Closing shall be known as the “Closing Date”.

c.After Closing, Seller shall promptly take all reasonable efforts to complete any documentation as may be requested or required by the Buyer to effect or memorialize the transfer of the IPv4 Numbers.

d.Except for claims arising due to a breach of this Agreement, Seller shall not be liable or responsible for any liabilities or obligations of any kind or nature whatsoever arising out of, under, or related to the IPv4 Numbers from and after the Closing.

6.REPRESENTATIONS AND WARRANTIES.

a.Each Party represents and warrants that the execution of this Agreement and performance of its duties and obligations do not and will not violate any agreement to which it is a party or by which it is otherwise bound.

b.Seller shall transfer the IPv4 Numbers to Buyer free and clear of any liens and claims. There is no suit, action or other proceeding threatened or pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with the IPv4 Numbers. Seller further represents and warrants that the IPv4 Numbers is not currently leased or in use by any party, and that it has full power to transfer the IPv4 Numbers without delay.

c.As of the Effective Date, there is no known ARIN condition on the IPv4 Numbers that would prevent it from being transferred to the Buyer.

d.Except as otherwise provided herein, Buyer agrees that it is purchasing, and shall take possession of, the IPv4 Numbers in “AS IS” condition, and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the IPv4 Numbers as it has deemed necessary and appropriate for the purposes of this Agreement.

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e.Except as expressly stated in this agreement, Seller does not make any express or implied representations, statements, warranties, or conditions of any kind or nature whatsoever concerning the IPv4 Numbers, including (without limiting the generality of the foregoing) any warranties regarding the condition and/or quality of any or all of the purchased assets. Any and all implied warranties of merchantability or fitness for a particular purpose are disclaimed.

7.   GENERAL PROVISIONS.

a.Notices: Any notice required by this Agreement shall be in writing and delivered by e-mail.

If to Seller:	FullNet Communications, Inc. 201 Robert S. Kerr Avenue, Suite 210, Oklahoma City, OK 73102, USA Jason Ayers jason@fullnet.net
If to Buyer:	Paycom Payroll, LLC 7501 W. Memorial Road, Oklahoma City, OK 73142, USA Paul Edwards paul.edwards@paycomonline.com
If to Broker:	GetConnect IPv4 Brokers Inc. 11 Brunel Court, Toronto, Ontario M5V 3Y3, Canada Emma Mehlenbacher emma@getconnectipv4.com

b.Taxes: Each Party is responsible for paying its own taxes related to this transaction. All prices quoted in connection with this Agreement are exclusive of all applicable taxes. Any tax levied on a Party’s net income for doing business or operating in a tax jurisdiction are excluded from these transactions and will be solely borne by each Party.

c.Confidentiality: The Parties shall not disclose the terms of this Agreement relating to the IPv4 Numbers or the other Party, except as may be required by law, or make any use of such information, other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this Agreement.

d.Due Authority:  Each individual signing this Agreement on behalf of a Party warrants and represents that he or she has the authority to execute this Agreement on such Party’s behalf and to bind such Party to the terms of the Agreement.

e.Governing Law: The laws of the State of Oklahoma shall govern, construe and enforce all of the rights and duties of the Parties arising from or relating in any way to the subject matter of this Agreement. The Parties shall make commercially reasonable efforts to reach an amicable settlement. Provided that the Parties have failed to seek such amicable solution either Party may refer the dispute to court. For this purpose, the Parties hereby choose as their domicile the State of Oklahoma.

f.Indemnification: Each Party shall defend and indemnify the other for any third-party claim, liability, loss, costs, expenses, or damages arising out of the indemnifying Party’s actions or failure to act in connection with this Agreement. Nothing herein is intended to nor shall it relieve either Party from liability for its own act, omission, or negligence.

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g.Severability: In the event any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of the Agreement.

h.Amendment: This Agreement may be amended, modified or supplemented only by written agreement of the Parties.

i.Entire Agreement: This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties through their duly authorized representatives, as of the Effective Date.

FullNet Communications, Inc. (“Seller”)	Paycom Payroll, LLC (“Buyer”)
By: ___________________	By: ___________________
Name:	Name:
Title:	Title:
Date:	Date:
GetConnect IPv4 Brokers Inc. (“Broker”)
By:___________________
Name:
Title:
Date:

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Appendix One - escrow.com Instructions

GENERAL ESCROW INSTRUCTIONS

Internet Escrow Services, Inc., a California corporation ("IES") is the direct provider of escrow services, and is licensed by the Department of Corporations, State of California, License Number 963 1867, the Arizona Department of Financial Institutions EA 0908016, and the Idaho Department of Finance, License Number ESC-1050. The following provisions shall be referred to as the "General Escrow Instructions." The parties hereto employ, authorize and instruct IES to act as Escrow Holder and Escrow Agent in connection with the Transaction under the terms and conditions on the Transaction Detail Screens, these General Escrow Instructions, Terms of Use and any supplemental Escrow Instructions as hereinafter defined and all collectively referred to as the "Transaction Escrow Instructions." Escrow.com and IES are hereinafter collectively referred to as "Escrow.com" and intermittently referred to as "we" or "us."

General Provisions

Transactions performed by a Buyer, Seller and Broker on the Escrow.com site, shall be governed by the Uniform Electronic Transactions Act (Cal. Civil Code Section 1633.1 et. seq.) and the California Financial Code governing Escrow Regulations.

A person or entity offering personal property for sale, and desiring to use the Escrow.com site in order to close such a sale, shall hereinafter be referred to as "Seller".

A person or entity desiring to purchase personal property from a Seller, by use of the Escrow.com site for completing the purchase shall be referred to as "Buyer".

A person or entity offering to broker personal property for sale, and desiring to use the Escrow.com site in order to close such a sale, shall hereinafter be referred to as "Broker". A Buyer and Seller may complete a Transaction with or without a Broker. When a Broker is party to this agreement, additional instructions as set forth of Section 9 of these General Instructions shall also apply. To the extent that any Broker may be involved in a Transaction, the Broker shall become a party to the Transaction and have rights under and/or through the escrow Transaction only if the Broker is an identified Broker on the particular Escrow.com Transaction. If either Buyer or Seller has any independent relationship, obligation or duty of any kind with any other broker or a third party broker, such other or third party broker has no rights under and/or through the Transaction or from Escrow.com. It is the sole and independent obligation and duty of the Buyer or Seller who has any independent relationship with any other or third party broker to satisfy any and all obligations to such other or third party broker.

The use of the Escrow.com site (by the Buyer, Seller and Broker) for purposes of effectuating a single escrowed transfer of ownership of personal property shall be referred to as a "Transaction". The completion of the Transaction by Buyer and Seller (and Broker when applicable) is referred to herein as the "Close of Escrow". A Buyer, Seller and Broker may enter into a Transaction for the sale and purchase of many different types of personal property. This Instruction refers to the personal property which is the subject of a Transaction interchangeably as "merchandise" "goods" "item(s)" or "Escrowed Property". Funds deposited into Escrow by the parties shall be referred to as "Escrow Funds".

Buyer and Seller (and Broker when applicable) should each log onto the Escrow.com website daily and regularly to confirm the status of the Transaction, the shipping and tracking and/or the Closing.

The time of day and calendar day for all matters and events referred to in these Instructions will be determined by Pacific Time. All communications of any kind, for any purpose shall be made in the English language. It is the responsibility of Buyer and or Seller (and Broker when applicable) to each know and understand the English language. Any party who requires interpretation to or from the English language for the purpose of making or receiving any communication, relating to these Instructions or the Terms of Use, shall be responsible for any of his, her or its own respective costs in that regard.

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The term "Business Day" shall refer to the working days Monday through Friday between the hours of 8:00 a.m. and 4:00 p.m. Pacific Time, which are not legal holidays in Orange County, California observed by Escrow.com.

Payments made by check shall be subject to a ten (10) Business Day hold. Due to processing delays, payments made by credit card, debit card or Pay Pal Account, shall not be on deposit with Escrow.com until the Business Day on which the funds are actually deposited into Escrow.com's designated account.

1. Instructions and Deposit of Funds into Escrow

Once the Buyer and Seller (and Broker when applicable) have agreed to identical Transaction Detail Screens for a specific underlying Transaction, and both (and Broker when applicable) have agreed to these General Escrow Instructions by selecting the "Agree" button at the bottom of the Transaction Detail Screens, these instructions shall constitute a binding agreement between all parties. No blank spaces shall exist on the Transaction Detail Screens as of the time the Buyer and Seller (and Broker when applicable) select the "Agree" button. After Buyer and Seller (and Broker when applicable) both select the "Agree" button, the Transaction Detail Screens, General Escrow Instructions and Terms of Use constitute the Transaction Escrow Instructions to govern the Transaction between the Buyer and Seller (and Broker when applicable) (the "Transaction Escrow Instructions"). Should it become necessary to add a supplemental instruction(s), or to make any addition to, deletion from, or alteration to the Transaction Detail Screens, all parties (Buyer, Seller, Escrow.com and Broker when applicable ) must execute (by digital signature or by a method mutually agreed upon by both parties) any supplemental instruction, addition, deletion or alteration thereto (collectively the "Supplemental Escrow Instruction(s)). Escrow.com reserves the right to reject any Supplemental Escrow Instructions and to terminate the Transaction as provided herein. In accordance with California Civil Code 1633.8, Escrow.com may accept instructions that are created, generated, sent, communicated, received or stored by electronic means and by attaching their Digital Identification. The parties to the Transaction hereby agree to conduct the Transaction electronically. The parties acknowledge that by entering into the Transaction Escrow Instructions, they are able to electronically receive the Transaction Escrow Instructions, download the Transaction Escrow Instructions and print the Transaction Escrow Instructions.

2. Domain Name(s)

In the event the personal property being transferred in this Transaction qualifies as a "Domain Name", Escrow.com is instructed to close only when the transfer of the Domain Name has been confirmed by Escrow.com (at its option) or the Buyer has notified Escrow.com that Buyer has received the transfer and allowed the Inspection Period named in the Transaction Detail Screen to expire or the Buyer has accepted the transfer. Seller shall transfer a Domain Name(s) to Buyer based upon information provided in Buyer's profile. Seller agrees to provide the username and password and/or authorization code, if any, necessary to access the Domain Name to Buyer prior to the release of funds. Should Seller agree to accept payments from a Buyer for a Domain Name, and request that Escrow.com hold the Domain Name while these payments are being made, then Buyer and Seller shall execute a separate agreement to govern the holding of a Domain Name by Escrow.com.

To the extent that a Transaction involves an escrow which shall result in Escrow.com holding the domain name for a designated period of time, the parties shall agree to be bound by the Domain Name Holding Instructions and other such Transaction documents as the parties may submit to Escrow to govern the Transaction.

3. Shipping and Tracking of Item

Upon receipt of Buyer's funds, and clearance of same, Escrow Holder will notify Seller to ship the merchandise. This notice to Seller shall be accomplished via email which will require the Seller to log on to the Escrow.com website to confirm secured funds, unless all parties lawfully agree to a different method of notification. Upon Seller's verification, Seller agrees to ship the merchandise, insured for full value to Buyer. Buyer and Seller agree to choose a shipping method that utilizes online tracking information. Seller shall ship merchandise to Buyer based upon information provided in Buyer's profile. Seller will be responsible for shipping damage if insurance is not purchased. Seller agrees to complete and submit the shipping information to the Escrow.com website, on the same day on which the merchandise is placed in the possession of the company responsible for shipping. Confirmation of same will be sent via email to all parties, unless all parties lawfully agree to a different method of notification.

The Buyer Inspection Period (as defined in Buyer and Seller's Transaction Escrow Instructions, as agreed to on the Transaction Detail Screens of Escrow.com) shall commence upon the first to occur of either: (1) Buyer's acknowledgement of receipt of merchandise or domain(s); or (2) the Escrow.com website receipt of verification of delivery to the Buyer's profile information via the shipper's or registrar's tracking services. The Buyer Inspection Period

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shall be calculated in full calendar days, the number of days to be agreed upon by the Seller and Buyer in the Transaction Escrow Instructions.

In the event the Seller has not shipped the goods within ten days of notification by Escrow.com (through its email or posting on the Escrow.com website) of Buyer's deposit of immediately available funds, Buyer may request a return of funds, less the escrow fee, and Escrow.com will do so after notifying both parties.

Unless the parties agree otherwise, Buyer is responsible for any duties, customs fees or other charges resulting from an international Transaction, which shall be included in the purchase price. It is the responsibility of the shipping party to properly declare the merchandise and its value for customs procedures.

4. Buyer's Acceptance, Disbursement of Funds

During the Buyer Inspection Period, Buyer shall either: (1) select the "Accept" button on the Escrow.com website, and follow all further instructions accordingly to complete acceptance of the goods; or (2) select the "Reject" button and follow any further instructions to complete the rejection of the goods. Should the Buyer fail to select either the "Accept" or "Reject" buttons, and/or follow all further instructions, then Buyer shall be deemed to be satisfied with the quality of the goods/domain(s), and to have accepted the goods/domain(s).

Escrow.com will then begin the process of disbursing the funds as follows:

•If, in the Transaction Escrow Instructions, the Buyer agreed to pay for shipping, and/or any portion of the escrow fee, then those costs shall be collected as Buyer's funds, and remitted with the purchase price. At Close of Escrow, Escrow.com will pay the Seller the purchase price and shipping fee itemized in the transaction, less any payment for expedite fees and disburse the escrow fee to Escrow.com.

•If, in the Transaction Escrow Instructions, the Seller agreed to pay for shipping, and/or any portion of the escrow fee, then at Close of Escrow Escrow.com will pay to Seller the purchase amount, less any disbursement expedite fees, and any portion of the escrow fee. Shipping fees will be deemed paid outside of escrow.

Escrow.com reserves the right to provide the Buyer a written 48-hour notice if an Inspection Period has ended without the Buyer's involvement.

5. Buyer Rejection Process

The buyer is responsible for 100% of the escrow fee in the event the transaction is cancelled or the merchandise is returned. During the Buyer Inspection Period, Buyer may reject for any reason by selecting the "Reject" button on the Escrow.com site and following all other instructions to properly reject the merchandise. Upon such rejection, Escrow.com will send Seller an email stating Buyer's decision to reject and return the goods; and Buyer agrees to promptly ship goods to Seller within ten (10) calendar days of formal rejection and insure, at Buyer's expense, the item(s) to the place designated by the Seller in the Seller's profile. Buyer will be responsible for shipping damage if insurance is not purchased. Buyer is aware that merchandise must be rejected in the manner described in order to obtain a refund of the purchase price.

In the event that Buyer rejects the goods in violation of other terms of acceptance and rejection, applicable to Buyer and Seller in connection with the underlying Transaction (including but not limited to the Transaction Escrow Instructions and Escrow.com guidelines) the Seller shall not be prohibited from pursuing any available right or remedy available under the Uniform Commercial Code or other applicable law against Buyer for breach of the Transaction.

Buyer is aware that regardless of the reason for rejection, Escrowed Property must be returned to the Seller in order for funds to be returned to the Buyer. Shipping costs for returned Escrowed Property must be arranged and completed within ten (10) days of Buyer's rejection. Failure of Buyer to return the Escrowed Property within the specified time period will cause Escrow.com to automatically pay the Seller the purchase price.

In Transactions where the Escrowed Property is a domain name, if a Buyer rejects a domain name (which is not being held by Escrow.com pursuant to a separate holding agreement) within the Inspection Period, return of the domain name from Buyer to Seller must be initiated within ten (10) days of Buyer's rejection. Failure of Buyer to reject or initiate return of the domain name within the specified time periods will cause the Escrow Holder to automatically pay the Seller the purchase price. Seller agrees to cooperate in the return process of the domain. In the event the domain transfer to the

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Buyer has caused a ICANN imposed registrar lock, the Buyer and Seller agree that the Seller will open an account at the receiving registrar to take possession of the domain or that the funds will be held in escrow until this period expires and the domain can be returned to the Seller's registrar.

6. Shipping and Tracking of Returned Item

By rejecting the item in the manner described above, Buyer agrees to return the item(s) promptly to Seller at the address designated by Seller in the Seller's profile. Buyer is responsible for all related shipping and insurance costs; and agrees to return the item to the Seller by use of a shipping method that utilizes online tracking information. It is the responsibility of the shipping party to properly declare the merchandise and its value for customs procedures.

Immediately upon shipping the goods back to Seller, Buyer shall complete and submit, through the Escrow.com website, the requested shipping information. Upon receipt of such information, Seller will be notified by an email from Escrow.com which includes the name of the shipping company and the relevant tracking number as supplied by Buyer. If Buyer sends the goods to Seller without following the guidelines set forth in this paragraph, then in addition to any other remedies which Escrow.com or Seller may have, Escrow.com will not return to Buyer any of the escrowed funds unless and until; (1) the Seller confirms that the rejected item has arrived in the same condition in which it was originally sent; or (2) there is a final Dispute Resolution, as set forth in the Dispute Resolution section below. Should no shipping be necessary in order to effectuate the return of the merchandise, then Seller and Buyer shall be free of the shipping and tracking obligations as defined in this section.

The Seller Inspection Period shall commence upon the first to occur of either: (1) Seller's acknowledgement of receipt of merchandise or domain(s); or (2) the Escrow.com website receipt of verification of delivery to the Seller's profile information via the shipper's or registrar's tracking services; or (3) the Seller's failure to accept Buyer's delivery of returned goods; or (4) the Seller's failure to retrieve returned goods upon notification from the shipping company and/or any governmental office of the returned goods' availability for pick up. The Seller shall have five (5) calendar days following the date on which the Seller Inspection Period begins to inspect the "returned" merchandise/domain(s).

7. Seller Acceptance or Rejection of Return, Disbursement of Funds

The Seller shall have five (5) calendar days following the date on which the Seller inspection period begins to: (1) select the "Accept" button on the Escrow.com website, and follow all further instructions to properly accept returned goods; or (2) select the "Reject" button on the Escrow.com website, and follow all further instructions to properly reject returned goods.

During the Seller Inspection Period, should Seller: (1) fail to select either the "Accept" or "Reject" buttons on the Escrow.com website; or (2) fail to follow all instructions in order to effectuate the acceptance or rejection of a returned item, then at the end of the Seller Inspection Period, Seller shall be deemed to be satisfied with the quality of the returned goods, and shall be deemed to have accepted the returned goods.

The Seller may reject the timely return of Escrowed Property only if the property is returned in a condition other than the condition it was in when first sent from Seller to Buyer. Should Seller reject the item during the Seller Inspection Period, the Seller and Buyer shall negotiate for the Negotiation Period, as defined below. Should the Buyer and Seller fail to reach an agreement during the Negotiation Period and provide a joint instruction evidencing same to Escrow.com, either Buyer or Seller may file for arbitration (in accordance with the Dispute Resolution section below) at any time in the fourteen (14) calendar days following the Negotiation Period. If, as of the fifteenth (15th) calendar day following the end of the Negotiation Period, neither Buyer nor Seller has filed for and given notice of the commencement of arbitration in accordance with the Dispute Resolution section of these Instructions, and given acceptable proof of the commencement of arbitration to the non-filing party and Escrow.com, then Seller shall be deemed to have waived any rights Seller may have to a return of all or any portion of the purchase price, the Transaction shall terminate, and Escrow.com shall return Buyer's funds as provided herein.

Upon the first to occur of either: (1) Seller's acceptance of the returned goods; (2) the end of the Seller Inspection Period; or (3) on the 15th calendar day following the Negotiation Period the failure of Buyer or Seller to commence arbitration (in accordance with the Dispute Resolution provisions of these Instructions and notify all parties as provided therein) Escrow.com will begin the process of disbursing the Escrow Funds as follows:

•If, in the Transaction Escrow Instructions, Buyer agreed to pay for shipping, and/or any portion of the escrow fee, Escrow.com will pay Buyer the purchase price, less these costs, and Escrow.com will pay Seller for the

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Shipping Fee in the amount set forth in the Transaction Escrow Instruction, disburse the escrow fee to Escrow.com, and disburse the balance to Buyer.

•If, in the Transaction Escrow Instructions, the Seller agreed to pay for shipping, and/or any portion of the escrow fee, then Escrow.com shall pay Buyer the amount deposited less Escrow.com's fee.

•If Buyer and Seller agreed that the Item will not be shipped from Seller to Buyer prior to the Close of Escrow, then Escrow.com will not deduct shipping fees from the Buyer's Required Payment.

Once all costs are paid, and funds are disbursed, the escrow shall be deemed cancelled, with no further obligation due by Buyer, Seller, or Escrow.com (or Broker when applicable) under this Agreement or under the Transaction Escrow Instructions. Escrow.com reserves the right to provide the Seller a written 48-hour notice if an Inspection Period has ended without the Seller's involvement.

8. Cancellation

Once escrow funds have been deposited, in the event that Seller fails to ship the merchandise within the required ten (10) day period or within any longer time period upon which Buyer and Seller have mutually agreed, Buyer may request a refund of the deposited funds. The request for refund shall be submitted to the support form. Buyer hereby agrees that the entire escrow fee shall be deducted from his/her/its refund regardless of any other previous arrangement for allocation of the escrow fee that may have been made between Buyer and Seller (and Broker when applicable). Buyer and Seller also agree that Seller may request the escrow transaction be cancelled and the Buyer refunded, less escrow fees, at any time. In the event of a cancellation after funds are received, or rejection of merchandise, the Broker will not receive the commission unless otherwise stipulated in the escrow agreement.

9. Transactions Involving a Broker as a Party

The Broker will initiate the Transaction providing the Buyer and Seller email addresses and shall give instructions as to any restrictions on access to Buyer or Seller contact information. In the event the Broker restricts any information, the Buyer and Seller information may remain anonymous until such time as Escrow.com secures the Buyer's funds. Once the Buyer and Seller agree to the Transaction, including the agreement to the Broker's commission, the Buyer will be prompted to send payment to Escrow.com via wire transfer. After Escrow.com secures and verifies funds, Escrow.com will instruct the Seller to transfer the merchandise to the Buyer. When the Buyer or Escrow.com has confirmed the Buyer's receipt of the merchandise, the Inspection Period shall begin. Upon the Buyer's acceptance or the Inspection Period expiring, Escrow.com will disburse funds to the Seller and the Broker per the Escrow Agreement. In the event of a cancellation after funds are received, or rejection of merchandise, the Broker will not receive the commission unless otherwise stipulated in the escrow agreement.

10. Dispute Resolution

In the event of any dispute, claim, question, disagreement or breach arising from or relating to Escrow.com's Terms of Use, these General Escrow Instructions, the Transaction Detail Screens, or the Transaction Escrow Instructions, including but not limited to Seller's rejection of returned goods, Buyer's or Seller's Acceptance or Rejection of an item and/or Cancellation of the Transaction, Buyer and Seller (and Broker when applicable) hereby agree to use their best efforts to consult and negotiate in good faith for the Negotiation Period, as defined below, to reach a solution satisfactory to all parties. If the parties reach an agreed upon resolution, Buyer and Seller (and Broker when applicable) will promptly notify Escrow.com in writing by joint instruction of the terms and conditions thereof.

The following shall be referred to herein as the "Dispute Date": (1) the Seller's Rejection of Return of the merchandise/domain(s) on the Escrow.com website; or (2) Escrow.com rejecting merchandise/domain(s) on behalf of the Seller if the Seller is unable to gain access to the Escrow.com website. The fourteen (14) calendar days beginning with the Dispute Date shall be referred to as the "Negotiation Period". If Buyer and Seller (and Broker when applicable) do not reach an agreed upon resolution and notify Escrow.com of the same in writing by a joint instruction during the Negotiation Period either Buyer or Seller (or Broker when applicable) shall submit the matter to binding arbitration within fourteen (14) calendar days after the end of the Negotiation Period. This second fourteen-day period shall be referred to herein as the "Arbitration Commencement Period". Notice that such arbitration has been commenced shall be promptly given, via e-mail, by the party commencing arbitration to the other parties and Escrow.com. Before Buyer initiates a submission to arbitration, Buyer must return the Escrowed Property received by Buyer to Seller.

If Escrow.com has not received notice that binding arbitration has been commenced within the Arbitration Commencement Period, Escrow.com may terminate or cancel the Transaction and refund the Escrow Funds to the Buyer, less the escrow fee, in accordance with these Instructions and the Transaction Escrow Instructions. Escrow.com

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reserves the right (but has no obligation) to commence arbitration, or to interplead the funds with a court of competent jurisdiction at any time. In this case, Buyer and Seller (and Broker when applicable) authorize Escrow.com to use the escrow funds to pay the administrative fees to initiate arbitration or to file a judicial action and process service of the summons and complaint. The party instituting the arbitration proceeding shall notify Escrow.com and the other parties by sending notice of demand for binding arbitration to the non-filing parties. Buyer and Seller (and Broker when applicable) agree to accept service of the notice of demand for binding arbitration via e-mail (via the e-mail addresses previously provided to Escrow.com by Buyer, Seller, and Broker when applicable) and further agree that no further notice is necessary to have their dispute submitted to binding arbitration by either Buyer, Seller, (Broker when applicable) or Escrow.com pursuant to this Section.

Any such binding arbitration shall be submitted by the party commencing the arbitration either to American Arbitration Association ("AAA") or Judicial and Mediation Services, Inc. ("JAMS"), or Net-ARB Inc. ("net-ARB"). It is the obligation of Buyer and Seller (and Broker when applicable) to perform their own due diligence and to review the websites and other sources of information available from AAA, JAMS and/or Net-ARB prior to any selection they may consider as the terms, procedures and prices of the respective arbitrators may vary. The arbitration shall take place within the State of California, County of Orange, unless Buyer, Seller, (and Broker when applicable) and Escrow.com all agree otherwise in writing to a different arbitration provider or venue. In addition to the fact that Buyer and Seller (and Broker when applicable) agree to have any dispute, claim, question, disagreement or breach arising from or relating to Escrow.com's Terms of Use, these General Escrow Instructions, the Transaction Escrow Instructions, or the Transaction Detail Screens be determined through binding arbitration, Buyer and Seller (and Broker when applicable) also agree that any issue that may arise regarding the arbitrability of any dispute sent to arbitration under this section shall be determined by the arbitrator alone.

Unless Buyer, Seller, (and Broker when applicable) and Escrow.com all agree otherwise the arbitration shall be conducted before a single arbitrator who is a member of AAA, JAMS, or net-ARB, (the "Arbitration Provider"). The party initiating the arbitration will make a written request to the Arbitration Provider, including a copy of this arbitration provision (the "Arbitration Request"). The Arbitration Request will include a notice with the names of Buyer, Seller, (and Broker when applicable) and Escrow.com, and the last known mailing addresses, telephone numbers, facsimile numbers, email addresses and contact person for each and every party. The Arbitration Request will be delivered concurrently to all parties, including Escrow.com. Although Escrow.com will be provided notice of the Arbitration Request and notice of the final award or decision of the arbitrator, Escrow.com will not be an actual party to the arbitration proceeding to resolve the dispute between Buyer and Seller (and Broker when applicable) unless Escrow.com voluntarily elects to intervene. The Arbitration Request will instruct the Arbitration Provider to select an arbitrator pursuant to the Arbitration Provider's procedures existing at the time of the Arbitration Request. If the Arbitration Provider does not have an existing procedure for selecting an arbitrator the Arbitration Request will instruct the Arbitration Provider to randomly propose the name of three potential arbitrators and for the Arbitration Provider to submit those three names to all parties concurrently (the "the Arbitration Provider List"). No party may request to the Arbitration Provider that any particular arbitrator be included on the Arbitration Provider List. Any arbitrator specifically requested to be on the Arbitration Provider List is to be excluded. Each party may, within five days after receipt of the proposed names, strike and exclude one name from the list. Thereafter, the Arbitration Provider shall appoint as arbitrator a person whose name has not been struck from the list ("the Arbitration Provider Appointment") and an alternate. If for any reason the Arbitration Provider does not appoint an arbitrator within 15 business days of the submission by any party of its exclusion, either party may petition the Orange County Superior Court, Santa Ana, California for the appointment of an arbitrator. Within 10 calendar days after the appointment of the arbitrator, the arbitrator will schedule a pre-arbitration hearing, which will be conducted by telephone and shall be held within the next ten business days.

The arbitrator shall have the power to enter a default award if a party fails to participate in the arbitration.

Unless Buyer, Seller, (and Broker when applicable) and Escrow.com agree otherwise as set forth herein, the arbitration hearing shall take place in the County of Orange, State of California, at a date, time and location selected by the arbitrator. The actual arbitration hearing must be commenced within 120 days after notice of the identity of the arbitrator is served (by either the Arbitration Provider or the Superior Court as the case may be). The hearing must be concluded within 90 calendar days after it is commenced. A decision shall be rendered within 10 calendar days after the conclusion of the hearing. The arbitrator shall establish any deadlines necessary to accomplish these time requirements.

Each party to the arbitration shall pay a pro-rata share of the arbitrator's expenses and fees, and the other arbitration expenses incurred or approved by the arbitrator, excluding attorney fees, witness fees, and other expenses incurred by a party for his or her own benefit. Because Escrow.com is not a party to a dispute between Buyer and Seller (and Broker when applicable), Escrow.com will not be responsible for any portion of the arbitration expenses and fees. The parties shall estimate their costs and pay their estimated share before commencement of the arbitration. Any extra arbitration costs shall be paid within ten business days after the close of the proceeding and before the award. A party

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that fails to pay its share shall not be allowed to participate in the arbitration. If a party fails to pay its share, the other parties shall pay pro rata the cost of the party that failed to pay. The arbitrator shall add such payment to the final award in such a fashion as to return the parties to the position they would have been in, to the greatest extent possible, if all had paid their share.

The arbitrator may award the prevailing party his or her expenses and fees of arbitration, including reasonable attorney fees and witness fees, in such proportion as the arbitrator decides.

Except as otherwise set forth in this Agreement, the arbitrator shall have the powers to determine the nature and extent of any discovery to be allowed and also will have all other powers provided in California Code of Civil Procedure sections 1282-1284.3.

Buyer and Seller (and Broker when applicable) understand and agree that failing to respond or otherwise comply with either party's or Escrow.com's notice/demand for binding arbitration pursuant to this section and/or failing to participate in the arbitration process will without notice result in forfeiture of any and all rights that the non-responding Buyer or Seller (or Broker when applicable) may have with regard to the subject matter of the dispute, including but not limited to rights Buyer or Seller (or Broker when applicable) have to the Escrow Funds and or any property associated therewith returned or distributed to them, and can result in a default judgment against such party.

Any award in such arbitration shall be final and binding upon the parties and judgment thereon may be entered in any court of competent jurisdiction. The arbitrator will be instructed to serve a copy of the final award or decision on Escrow.com and Escrow.com will comply with the arbitrator's final award or decision.

In the event of a dispute, Buyer and Seller (and Broker when applicable) are aware that no action on closing the Transaction will be taken on the part of Escrow.com until such time as the dispute is resolved except by either: (i) Escrow.com's receipt of a written notice of a joint instruction providing the terms of an agreed upon resolution; or (ii) an order of the arbitrator or a court of competent jurisdiction in response to Buyer's or Seller's (or Broker's when applicable) or Escrow.com's action to institute binding arbitration in accordance with these Instructions; or (iii) the order of the arbitrator or a court of competent jurisdiction in response to Escrow.com's action for interpleader or other legal or equitable remedies. Escrow.com shall have no responsibility and/or liability to initiate and/or continue to update either party regarding status of the Transaction Escrow, arbitration or other legal proceeding. If instructed and all fees (the amount as set forth in the Terms of Use in effect at the time) are paid in advance, Escrow.com will place funds into an interest bearing account with no further authorization required for same. The disposition of the interest earned shall be decided concurrently with the resolution of the dispute. THE OBLIGATION OF ESCROW.COM, THE ESCROW HOLDER AND THEIR AFFILIATES SHALL BE LIMITED TO THE HOLDING AND DISBURSEMENT OF FUNDS UPON WRITTEN INSTRUCTIONS SIGNED BY ALL PARTIES OR AN AWARD FROM THE ARBITRATOR AND/OR JUDGE.

Escrow.com may, in its sole discretion, institute the binding arbitration procedures set forth above and/or any other legal proceedings (including interpleading the funds with a court of competent jurisdiction) to resolve any dispute arising from a Transaction between Buyer and Seller and/or related to Buyer's and Seller's respective use of the Escrow.com site. Notwithstanding any other provision in these General Escrow Instructions to the contrary, and regardless of whether Escrow.com is identified as a party to any arbitration or other dispute governed by this section, nothing herein shall be construed to limit Escrow.com's legal and/or equitable rights, including but not limited to the filing of an interpleader action in any court of competent jurisdiction.

11. Integrated Affiliate

In the event an entity's site is integrated to the Escrow.com website in whole or in part for the purpose of data transmission, that entity shall be considered an integrated affiliate ("Integrated Affiliate"). In the event that Seller (and Broker when applicable) is an Integrated Affiliate, Seller (and Broker when applicable) shall automatically be deemed to agree to the terms set forth in the Transaction Detail Screens effective when the terms pass from Seller's site (and Broker's site when applicable) to the Escrow.com site. Seller (and Broker when applicable) shall agree automatically to these General Escrow Instructions, the Terms of Use, the Transaction Escrow Instructions and any Supplemental Escrow Instructions effective when Buyer selects the "Agree" button, thereby attaching Buyer's Digital Identification.

12. Time Limits

Should the Escrow.com site or our services be unavailable, or if Buyer and Seller (and Broker when applicable) jointly desire to extend the Buyer Inspection Period or the Seller Inspection Period, then Escrow.com may, but shall not be obligated to, extend such times as set forth in the Transaction Escrow Instructions at Escrow.com's sole and absolute

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discretion, and Escrow.com will provide prompt email notification of any extension to all parties. With the exception of Escrow.com extensions, the Buyer Inspection Period and the Seller Inspection Period as set forth in these Instructions and the Transaction Escrow Instructions shall not be modified.

If, for any reason, you are unable to gain access to the Escrow.com site to inform Escrow.com of any acceptance, rejection or return of merchandise, then you must notify Escrow.com within the applicable time limit either by calling Escrow.com (949) 635-3800 or by emailing us from the support form. This notification will not be considered effective until Escrow.com acknowledges receipt by notifying Buyer and Seller (and Broker when applicable) via email or by updating the Transaction Detail Screen.

13. Timing of Payment

All Escrow Funds due to Buyer and Seller (and Broker when applicable) shall be paid as soon as possible following the Buyer's acceptance, Seller's acceptance, or the resolution of a dispute. In the event that Buyer makes any form of overpayment, we shall reimburse the overpayment upon the Close of Escrow. In the event that Buyer or Seller (and Broker when applicable) is overpaid for any reason, Buyer and Seller (and Broker when applicable) agree to promptly return the funds to Escrow.com. The payee agrees to pay any postage costs and/or wire fees if an alternate payment is requested. Buyer and Seller (and Broker when applicable) shall also hold Escrow.com harmless from any loss that may arise due to currency conversion.

14. Method of Payment

In the event Buyer chooses credit card as the method of payment, Escrow.com is hereby authorized to charge to Buyer's credit card at the time Buyer selects the Form of Payment from the Transaction Detail Screen. Buyer agrees to provide Escrow.com with any documentation required to validate Buyer's identity. Escrow.com reserves the right to refuse a credit card or other form of payment for any reason, and Escrow.com is under no obligation to disclose the reason for the credit card or other form of payment refusal. If a credit card or other form of payment is refused, the Transaction shall be considered cancelled 20 days after Escrow.com's notification to the Buyer of the refusal and Buyer's failure to cure within that period. All escrow fund disbursements shall be made to Seller, or Buyer in the case of a refund (and Broker when applicable), by mailing a trust account check, unless otherwise requested by the payee. Alternatively, the payee may receive a credit back to a credit card or other payment source if authorized to do so by the credit card company or other payment source.

15. Finality of Payment

Upon any payment or other disposition of the Escrow Funds, the Transaction shall be deemed closed and final with no further obligation on the part of Buyer, Seller, (and Broker when applicable) or Escrow.com. If after a Transaction is closed and Escrow.com has distributed proceeds, a Buyer (and Broker when applicable) who has made a payment with a credit card instructs a credit card company to stop payment or make a charge back so that Escrow.com does not receive the payment from the credit card company or the previous credit from the credit card company is reversed or "charged back", said action by Buyer (and Broker when applicable) is deemed to be a material breach of this agreement. The parties agree that if such a breach does occur after the Transaction closes liquidated damages in the amount of the stopped payment, reversal or charge back plus an additional $5,000 will be imposed ("Liquidated Damages"). The parties agree the Liquidated Damages amount set forth herein is reasonable in light of (1) the anticipated or actual harm caused by the breach; (2) the difficulties of proof of loss; and (3) the inconvenience or non-feasibility of otherwise obtaining an adequate remedy.

16. Escrow Funds

In accordance with California Financial Code Section 17409, all Escrow Funds shall be deposited in a non-interest trust account of IES, with any institution acceptable to the California Department of Corporations, and insured by the Federal Deposit Insurance Corporation (the "FDIC"). Buyer and Seller (and Broker when applicable) acknowledge that the maintenance of such escrow trust accounts may result in IES or an Escrow.com affiliate being provided with certain bank services, accommodations or other benefits by the bank. All such services, accommodations and other benefits shall accrue to the Escrow.com affiliates, and the Escrow.com affiliates shall have no obligation to account to Buyer or Seller (or Broker when applicable) or any other party to any escrow created hereunder for the value of such services, accommodations or other benefits.

Unless otherwise requested as specified herein, Escrow Funds do not earn interest for Buyer or Seller (or Broker when applicable). If Buyer or Seller (or Broker when applicable) anticipate an extended period of time before the Close of

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Escrow, Buyer or Seller (or Broker when applicable) may request in writing by email, and Escrow.com may approve, an instruction to have Escrow.com place the Escrow Funds into an interest bearing account for benefit of the Buyer or Seller (or Broker when applicable), as agreed upon in writing by all parties in compliance with California Financial Code Section 17409, (a "Special Account"). Said account shall be established at the bank wherein all IES trust monies are deposited. If this request is approved by Escrow.com, a one-time nonrefundable advance service charge of $100.00 will be charged to the party to whom the interest is due and payable.

17. Unclaimed Funds

To the extent permitted by law, Buyers or Sellers (or Brokers when applicable) registered with Escrow.com with a California address, Escrow Funds held on deposit for longer than twelve (12) months shall be charged an annual maintenance fee of fifty dollars ($50) (the "Maintenance Fee"), beginning with the last day of the twelfth month. Thereafter, the Maintenance Fee shall be charged on the last day of the twenty-fourth month, and finally on the last day of the thirty-sixth month. On the first day of the thirty-seventh month, Escrow.com shall have the right to escheat unclaimed Escrow Funds to the State of California pursuant to escheatment and unclaimed property laws.

For Buyers or Sellers (or Brokers when applicable) registered with Escrow.com with an Arizona address, Escrow Funds held on deposit for longer than twelve (12) months shall be charged a Maintenance Fee on the last day of months twelve, twenty-four, thirty-six, forty-eight and sixty. On the first day of the sixty-first month, Escrow.com shall have the right to escheat unclaimed Escrow Funds to the State of Arizona pursuant to escheatment and unclaimed property laws.

18. Communication Between Parties

Unless otherwise agreed upon by all parties, all communication from Escrow.com to Buyer and Seller (and Broker when applicable) may be by email to the last address provided in the user profile. Buyer and Seller agree to use the Escrow.com site to verify the accuracy of all email communications from Escrow.com. In accordance with California Civil Code Section 1633.15, an electronic record shall be deemed to be sent when the information is properly addressed or directed to its intended recipient, and either: (1) enters an information processing system outside the control of the sender; or (2) enters a region of an information processing system that is under the control of the recipient. If a party is unable to use the Escrow.com site after the Transaction is created and the terms agreed on, a party may contact Escrow.com by telephone at (949) 635-3800 during the hours of 8:00 a.m. to 4:00 p.m., Pacific Time, to make arrangements for alternative methods of signature and acknowledgment. Buyer, Seller, (Broker when applicable), and Escrow.com shall only be required to agree to employ alternative communication methods, which are reasonable accommodations under the circumstances of the Transaction. In accordance with California Civil Code Section 1633.5, if the Seller sells goods by both electronic and non-electronic means, and a Buyer purchases goods by an electronic transaction, the Buyer retains the right to refuse to conduct further transactions regarding the goods by electronic means. However, should Buyer invoke such right, Buyer, Seller (and Broker when applicable) and Escrow.com must agree and acknowledge the arrangement in writing. If such an agreement is not made, Escrow.com may consider the Transaction terminated.

19. Digital Identification

Escrow.com shall create issue and verify digital identifications for all parties involved in a Transaction ("Digital Identification"). In accordance with California Civil Code Section 1633.9, and the general provisions of the Uniform Electronic Transaction Act, Digital Identifications shall be considered "electronic signatures", attributable to the person as if the Digital Identification were the act of the person, and may be shown in any manner, including any security procedure employed for verification purposes.

Digital Identifications are attached to all accepted electronic documents, and all notification emails. Buyer's Digital Identification is attached to all accepted documents when the Buyer selects the "Agree" button. Seller's Digital Identification is attached to all electronic documents when the Seller selects the "Agree" button, and when documents are transmitted from Seller to the Escrow.com site. A Broker's Digital Identification is attached to all accepted documents when the Broker initiates the Transaction by providing the initial email addresses of the Buyer and Seller. Notwithstanding anything to the contrary, Escrow.com reserves the right to require ink signatures on hard copy documents, including these General Escrow Instructions and Transaction Escrow Instructions, at any time.

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20. Our Rights; Disputes and Bankruptcy

If we believe in our sole, good faith opinion that the Transaction violates the terms of these General Escrow Instructions, or the Transaction violates or is likely to violate any applicable law, rule or regulation, then we may terminate the Transaction and seek court-ordered protection of the Escrow Funds in a court of competent jurisdiction by any court-ordered means, including but not limited to, an impound account and/or institution of a receiver.

If any dispute arises between the Buyer and Seller (and Broker when applicable) and such dispute is not resolved within a reasonable time, or if any conflicting demand shall be made upon Escrow.com, Escrow.com shall not be required to take any action until such time as Escrow.com receives written instructions signed by all parties. Escrow.com may take such action including but not limited to the institution of an arbitration proceeding or the filing of a judicial action as Escrow.com, in its sole discretion, elects to do. If Escrow.com is compelled to initiate arbitration and/or judicial proceedings to enforce the terms of these General Escrow Instructions including but not limited to any action to collect unpaid fees and/or enforce judgments in any jurisdiction Escrow.com will be entitled to reimbursement of attorney fees and costs incurred.

Should a Buyer or Seller file for bankruptcy protection in any U.S. Bankruptcy Court while either party has an escrow open with Escrow.com, or while Escrow.com holds title to a domain name or any other property or ongoing service which is the subject of an escrow, Escrow.com reserves the right to cancel such escrow and return the property to the Seller with no further instruction required from the parties.

21. Authority

The natural person who selects the "Agree" button at the bottom of this screen on behalf of the Buyer or Seller (or Broker when applicable) certifies that by selecting the "Agree" button, that Buyer or Seller (or Broker when applicable) is at least eighteen years of age and that he or she has read and agrees to be bound by the terms of these General Escrow Instructions, and the Transaction Escrow Instructions. If the natural person is acting on behalf of a corporation, limited liability company, partnership, trust or business entity of any type, by selecting the "Agree" button, he or she represents and warrants that he or she has the authority to bind said entity.

22. Services Not Included

The Buyer and Seller (and Broker when applicable) understand that the above escrow services DO NOT include any representation of warranty, either expressed or implied by Escrow.com, and that Escrow.com assumes no responsibility for the legality of the transaction, condition of the ownership, sufficiency of instruments conveying ownership, or agreements therefore. Payment of sales tax, utilities, future performances of Buyer and Seller (and Broker when applicable), transfer of any insurance policies or warranties, legality of the transaction or legal effect thereof or any other matters related to merchandise or this escrow NOT specifically included herein shall be considered outside of escrow and neither Escrow.com nor any of the Escrow.com affiliates shall have any further responsibility and/or liability for same.

23. Entire Agreement

In case of conflict between any of the terms of these General Escrow Instructions and our Terms of Use, or any of the agreements and any other agreements between any of the parties to a transaction, these General Escrow Instructions shall control. Any agreement between Buyer and Seller (and Broker when applicable) that is not reflected in either the Transaction Escrow Instructions, or these General Escrow Instructions, in no way bind Escrow.com or any of the Escrow.com affiliates. By submission below, Buyer and Seller (and Broker when applicable) agree to be bound by the terms of these General Escrow Instructions. Submission below shall constitute your Electronic Signature, as defined by the state of California's Uniform Electronic Transactions Act, to these General Escrow Instructions and the Transaction Escrow Instructions.

24. Governing Law; Venue

This Agreement will be construed in accordance with and governed exclusively by the laws of the State of California applicable to agreements made among California residents and to be performed wholly within such jurisdiction, regardless of such parties' actual domiciles. All parties submit to personal jurisdiction in California, and venue in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to jurisdiction or venue with respect to any proceeding brought in accordance

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with these General Escrow Instructions.

25. Severability; Headings

If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. Headings are for reference purposes only and in no way define, limit, construe or describe the cope or extent of such section.

26. Force Majeure

If performance hereunder is interfered with by any condition beyond a party's reasonable control, the affected party will be excused from such performance to the extent of such condition.

27. Counterparts

These General Escrow Instructions may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument. The parties may execute these General Escrow Instructions and forward an executed counterpart signature to the other party by electronic signature or fax and the party receiving such executed counterpart by electronic or faxed signature shall be authorized to attach it hereto as a legal and valid signature of such executing party, including electronic or fax signatures. However, if these General Escrow Instructions are executed in counterparts no signatory hereto shall be bound until all parties have duly executed a counterpart of these General Escrow Instructions. The parties hereto are authorized to treat an electronic or a faxed counterpart signature as a duplicate original signature for any and all purposes.

End of General Escrow Instructions.

Revised May 3, 2012.

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Appendix Two – ARIN 8.3 Transfer Request Information

1.Will you be receiving or supplying resources?

Supplying

Is this a transfer due to a Merger, Acquisition, or Reorganization?

No

Are both the source and recipient organizations within the ARIN Region?

Yes

Have you identified the other party involved in this transfer?

Yes

2.Organization (Org ID) the IP addresses are currently registered to:  FullNet Communications of Oklahoma (FNET)

3.IP addresses being transferred: 216.226.0.0/20

4.ASNs being transferred:  None

5.Organization (Org ID) the resources will be transferred to: Paycom Payroll, LLC (PPL-93)

Transfer Description:

ARIN pre-approval ticket number: ARIN-20181030-X363702

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Appendix Three - Invoice

FROM:

FullNet Communications, Inc.

201 Robert S. Kerr Avenue, Suite 210,

Oklahoma City, OK 73102, USA

DATE: ______ __, 2019

BILL TO:

Paycom Payroll, LLC

7501 W. Memorial Road,

Oklahoma City, OK 73142, USA

Attention: Paul Edwards

paul.edwards@paycomonline.com

ACTIVITY:

Sale of IPv4 address block 216.226.0.0/20.

4,096 IPv4 addresses at US$ 20.00 per address = US$ 81,920.00.

PAYMENT: US$ 81,920.00

BALANCE DUE:  US$ 0.00

Thank You.

_____________________________

Jason Ayers

President

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